EXHIBIT 3.1

AMENDMENT TO THE BYLAWS

OF

TENNESSEE COMMERCE BANCORP, INC.

The Bylaws of Tennessee Commerce Bancorp, Inc. (the “Bylaws”) are hereby amended as follows:

(a)           The provisions of Article VI of the Bylaws are hereby deleted in their entirety and replaced with the following:

ARTICLE VI

CAPITAL STOCK

1.             Certificated or Uncertificated Shares.  Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the Tennessee Business Corporation Act. All certificates evidencing shares of capital stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Such certificates shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary or the CFO. Any or all of the signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares of capital stock of the Corporation and the rights and obligations of the holders of certificates representing shares of capital stock of the same class and series shall be identical.

2.             Legends. The board of directors shall have the power and authority to provide that uncertificated shares of capital stock of the Corporation and certificates representing shares of capital stock of the Corporation shall be subject to such legends as the board of directors shall authorize, including, without limitation, such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law. If shares of capital stock of the Corporation are represented by a certificate, such certificate shall bear all applicable legends.

3.             Transfer of Shares.  Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the record holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or the transfer agent of the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the record holder of uncertificated shares, the Corporation or the transfer agent of the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.

4.             Lost, Destroyed and Mutilated Certificates. Each record holder of shares of capital stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any shares of which he is the record holder. The board of directors may, in its discretion, cause the Corporation to issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the board of directors may, in its discretion, require the record holder of the shares of capital stock evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

(b)           Except as otherwise set forth herein, all other provisions of the Bylaws shall remain in full force and effect.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that I am the duly elected and acting Secretary of Tennessee Commerce Bancorp, Inc., a Tennessee corporation, and that the foregoing Amendment to the Bylaws is a true and correct copy of the Amendment to the Bylaws of Tennessee Commerce Bancorp, Inc. as duly adopted by the Board of Directors thereof, effective as of January 30, 2008.

/s/ H. Lamar Cox
H. Lamar Cox, Secretary